1700 Broadway, Suite 2300 Denver, CO 80290-2300 Phone: 303.837.1661 FAX: 303.861.4023

News Release

Company Contact: Eric K. Hagen	July 31, 2018
Title: Vice President, Investor Relations	For immediate release
Phone: 303-837-1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Announces Second Quarter 2018

Financial and Operating Results

•	Q2 2018 Average Production of 126,180 BOE/d at High End of Guidance
•	Q2 2018 Net Cash Provided by Operating Activities of $310 Million Exceeded Capital Expenditures by $107 Million
•	Q2 2018 Diluted Earnings per Share of $0.02 and Adjusted Earnings per Share of $0.62
•	Lease Operating Expense per BOE below Low End of Guidance
•	Bolt-On Acquisition Adds 55,000 Net Acres and 1,300 BOE/d for $130 Million

DENVER – July 31, 2018 – Whiting’s (NYSE: WLL) production in the second quarter 2018  totaled 11.5 million barrels of oil equivalent (MMBOE), comprised of 84% crude oil/natural gas liquids (NGLs).  Second quarter 2018  production averaged 126,180 barrels of oil equivalent per day (BOE/d) and came in at the high end of guidance.  Capital expenditures for the second quarter 2018 were $203 million.  Second quarter 2018 net cash provided by operating activities of $310 million exceeded capital expenditures by $107 million.  Lease operating expense (LOE) of $7.81 per BOE came in below the low end of guidance which called for $8.20 per BOE at the midpoint.

During the second quarter 2018, the Company added to its hedges and is now 72% hedged for 2018 and 23% hedged for the first half of 2019 as a percentage of June 2018 production as detailed later in the press release.

Operating and Financial Results

The following table summarizes the operating and financial results for the second quarter of 2018 and 2017, including non-cash charges recorded during those periods:

	Three Months Ended
	June 30,
	2018	2017
Production (MBOE/d) (1)	126.18	112.66
Net cash provided by operating activities-MM	$310.4	$111.0
Discretionary cash flow-MM (2)	$269.0	$139.3
Realized price ($/BOE)	$41.20	$30.83
Total operating revenues-MM	$526.4	$311.5
Net income (loss) attributable to common shareholders-MM (3)	$2.1	$(66.0)
Per basic share (4)	$0.02	$(0.73)
Per diluted share (4)	$0.02	$(0.73)

Adjusted net income (loss) attributable to common shareholders-MM (5)	$57.3	$(65.3)
Per basic share (4)	$0.63	$(0.72)
Per diluted share (4)	$0.62	$(0.72)

(1)	Second quarter 2017 includes 7,855 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)

Net income (loss) attributable to common shareholders includes $50 million of pre-tax, non-cash derivative losses and $16 million of pre-tax, non-cash derivative gains for the three months ended June  30, 2018 and 2017, respectively.

(4)	All per share amounts have been retroactively adjusted for the 2017 period to reflect the Company’s one-for-four reverse stock split in November 2017.
(5)	A reconciliation of net income (loss) attributable to common shareholders to adjusted net income (loss) attributable to common shareholders is included later in this news release.

The following table summarizes the first six months operating and financial results for 2018 and 2017, including non-cash charges recorded during those periods:

	Six Months Ended
	June 30,
	2018	2017
Production (MBOE/d) (1)	126.61	115.00
Net cash provided by operating activities-MM	$543.3	$191.1
Discretionary cash flow-MM (2)	$559.5	$321.9
Realized price ($/BOE)	$42.03	$33.10
Total operating revenues-MM	$1,041.5	$682.8
Net income (loss) attributable to common shareholders-MM (3)	$17.1	$(152.9)
Per basic share (4)	$0.19	$(1.69)
Per diluted share (4)	$0.19	$(1.69)

Adjusted net income (loss) attributable to common shareholders-MM (5)	$141.0	$(119.5)
Per basic share (4)	$1.55	$(1.32)
Per diluted share (4)	$1.54	$(1.32)

(1)	The six months ended June 30, 2017 includes 8,035 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)	Net income (loss) attributable to common shareholders includes $78 million and $22 million of pre-tax, non-cash derivative losses for the six months ended June 30, 2018 and 2017, respectively.
(4)	All per share amounts have been retroactively adjusted for the 2017 period to reflect the Company’s one-for-four reverse stock split in November 2017.
(5)	A reconciliation of net income (loss) attributable to common shareholders to adjusted net income (loss) attributable to common shareholders is included later in this news release.

Bradley J. Holly, Whiting’s President, Chairman and CEO, commented, “In the second quarter, Whiting continued its streak of delivering production results above forecast and generating significant cash flow above capital expenditures.  Since the beginning of the fourth quarter 2017, Whiting has generated a total of $269 million of operating cash flow above capital expenditures.  We are also pleased to announce a bolt-on acquisition that fits well with our current core acreage position in the western Williston Basin. We consider this acreage highly prospective for generation 4.0 completions because it lies geologically on trend with the prolific Mallow well announced in the first quarter. This acquisition demonstrates our commitment to the Williston Basin and builds on our strategy to unlock value in new areas through the application of an industry leading development process.”

Williston Basin Bolt-On Acquisition Adds 55,000 Net Acres Contiguous to Core Areas

Whiting has completed a $130 million acquisition of Williston Basin properties contiguous with the East Missouri Breaks and Hidden Bench areas.  The properties encompass 54,833 net acres and have current production of 1,290 BOE/d and estimated proved reserves of 26 MMBOE.

Operations Update

In the second quarter 2018, total net production for the Company averaged 126,180 BOE/d.  The Bakken/Three Forks plays in the Williston Basin averaged 103,480 BOE/d.  The Redtail Niobrara/Codell plays in the DJ Basin averaged 22,005 BOE/d.  Whiting drilled 33 wells in the Williston Basin area and no wells in the Redtail area during the quarter.  The Company put 22 wells on production in the Williston Basin and 16 wells on production at Redtail during the quarter.

North Polar Optimized Completions Enhance Capital Productivity.  During the quarter, the Company completed four noteworthy generation 4.0 north Polar wells in Williams County, North Dakota.  The Anna 14-8 / Nelson 14-8 wells were completed with 6.5 – 7.0 million pounds of proppant and the latest diversion techniques. Production profiles for the wells are, on average, stronger than an earlier generation well completed with 10 million pounds. The generation 4.0 completion approach enables Whiting to achieve superior results with a 30% smaller completion, which translates into approximately $400,000 of capex savings per well.  Also, the new completion strategy allows the Company to better contain the fracture stimulation within the productive zone of the rock.  This results in a lower water cut that is estimated to reduce LOE by $600,000 over the life of the well.

Second Quarter 2018 Capital Expenditures Summary

During the second quarter 2018, Whiting’s capital expenditures totaled $203 million.  This includes $8 million for non-operated drilling and completion, $5 million for land and $1 million for facilities.

Other Financial and Operating Results

The following table summarizes the Company’s net production and commodity price realizations for the quarters ended June  30, 2018 and 2017:

	Three Months Ended
	June 30,
	2018	2017	Change
Production
Oil (MMBbl)	7.71	6.91	12%
NGLs (MMBbl)	1.88	1.65	14%
Natural gas (Bcf)	11.34	10.17	12%
Total equivalent (MMBOE) (1)	11.48	10.25	12%
Average sales price
Oil (per Bbl):
Price received	$62.61	$40.12	56%
Effect of crude oil hedging (2)	(6.92)	0.66
Realized price (3)	$55.69	$40.78	37%
Weighted average NYMEX price (per Bbl) (4)	$67.91	$48.32	41%
NGLs (per Bbl):
Realized price	$15.26	$10.41	47%
Natural gas (per Mcf):
Realized price	$1.32	$1.68	(21%)
Weighted average NYMEX price (per MMBtu) (4)	$2.77	$3.09	(10%)

--]
(1)	Second quarter 2017 includes 7,855 BOE/d from properties that have since been divested.
(2)

Whiting paid $53 million and received $5  million in pre-tax cash settlements on its crude oil hedges during the second quarter of 2018 and 2017, respectively.  A summary of Whiting’s outstanding hedges is included later in this news release.

(3)

Whiting’s realized price was reduced by $1.10 per Bbl and $2.72 per Bbl in the second quarter of 2018 and 2017, respectively, due to the Redtail deficiency payment.  The remaining contract ends in April 2020.

(4)	Average NYMEX prices weighted for monthly production volumes.

Second Quarter and First Half 2018  Costs and Margins

A summary of production and cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(per BOE, except production)
Production (MMBOE)	11.48	10.25	22.92	20.81

Sales price, net of hedging	$41.20	$30.83	$42.03	$33.10
Lease operating expense	7.81	8.41	7.95	8.49
Production tax	3.77	2.64	3.54	2.84
Cash general & administrative	2.62	2.45	2.49	2.39
Exploration	0.43	0.62	0.42	0.60
Cash interest expense	3.55	3.93	3.75	3.88
Cash income tax benefit	-	(0.13)	-	(0.15)
	$23.02	$12.91	$23.88	$15.05

Outlook for Third Quarter and Full-Year 2018

The following table provides guidance for the third quarter and full-year 2018 based on current forecasts, including Whiting’s full-year 2018 capital budget of $750 million:

Guidance
	Third Quarter	Full Year
	2018	2018
Production (MMBOE)	11.7 - 12.2	47.0 - 47.7
Lease operating expense per BOE	$ 7.70 - $ 8.20	$ 7.70 - $ 8.20
General and administrative expense per BOE	$ 2.60 - $ 2.90	$ 2.60 - $ 2.90
Interest expense per BOE	$ 3.80 - $ 4.20	$ 4.00 - $ 4.40
Depreciation, depletion and amortization per BOE	$16.75 - $17.75	$16.50 - $17.50
Production taxes (% of sales revenue)	8.1% - 8.5%	7.9% - 8.3%
Oil price differential to NYMEX per Bbl (1)	($4.50) - ($5.50)	($4.50) - ($5.50)
Gas price differential to NYMEX per Mcf	($1.50) - ($2.00)	($1.50) - ($2.00)

(1)	Does not include the effects of NGLs.

Commodity Derivative Contracts

Whiting is 72% hedged for 2018 as a percentage of June 2018 production.

The following summarizes Whiting’s crude oil hedges as of July 1, 2018:

			Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Crude	NYMEX Price	June 2018
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production

Three-way collars (1)	2018		Sub-Floor/Floor/Ceiling
	Q3	1,450,000	$37.07 - $47.07 - $57.30	56.6%
	Q4	1,450,000	$37.07 - $47.07 - $57.30	56.6%

Swaps	2018		Fixed Price
	Q3	400,000	$61.74	15.6%
	Q4	400,000	$61.74	15.6%

Collars	2019		Floor/Ceiling
	Q1	600,000	$50.00 - $71.80	23.4%
	Q2	600,000	$50.00 - $71.80	23.4%

(1)

A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Selected Operating and Financial Statistics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Selected operating statistics:
Production
Oil, MBbl	7,711	6,911	15,450	14,209
NGLs, MBbl	1,882	1,647	3,698	3,266
Natural gas, MMcf	11,337	10,166	22,610	20,039
Oil equivalents, MBOE (1)	11,482	10,252	22,917	20,814
Average prices
Oil per Bbl (excludes hedging)	$62.61	$40.12	$60.61	$42.07
NGLs per Bbl	$15.26	$10.41	$19.34	$14.02
Natural gas per Mcf	$1.32	$1.68	$1.48	$1.96
Per BOE data
Sales price (including hedging)	$41.20	$30.83	$42.03	$33.10
Lease operating	$7.81	$8.41	$7.95	$8.49
Production taxes	$3.77	$2.64	$3.54	$2.84
Depreciation, depletion and amortization	$17.36	$21.46	$16.90	$22.12
General and administrative	$2.75	$3.12	$2.75	$3.01
Selected financial data: (In thousands, except per share data)
Total operating revenues	$526,403	$311,515	$1,041,486	$682,832
Total operating expenses	$476,633	$368,229	$893,525	$817,052
Total other expense, net	$47,650	$47,494	$130,829	$96,435
Net income (loss) attributable to common shareholders	$2,120	$(65,981)	$17,132	$(152,938)
Income (loss) per common share, basic (2)	$0.02	$(0.73)	$0.19	$(1.69)
Income (loss) per common share, diluted (2)	$0.02	$(0.73)	$0.19	$(1.69)
Weighted average shares outstanding, basic (2)	90,940	90,684	90,916	90,668
Weighted average shares outstanding, diluted (2)	91,869	90,684	91,821	90,668
Net cash provided by operating activities	$310,413	$110,993	$543,280	$191,063
Net cash provided by (used in) investing activities	$(224,853)	$(204,126)	$(402,300)	$39,014
Net cash provided by (used in) financing activities	$(99,462)	$99,947	$(1,003,746)	$(280,059)

(1)	The three and six months ended June 30, 2017 include 7,855 BOE/d and 8,035 BOE/d, respectively, from properties that have since been divested.
(2)	All share and per share amounts have been retroactively adjusted for the 2017 periods to reflect the Company’s one-for-four reverse stock split in November 2017.

Selected financial data:	Nine Months Ended
(In thousands)	June 30, 2018
Net cash provided by operating activities	$829,983
Net cash used in investing activities	$(606,503)
Net cash used in financing activities	$(218,039)

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended June  30, 2018 to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$16,613	$879,379
Accounts receivable trade, net	287,494	284,214
Prepaid expenses and other	38,051	26,035
Total current assets	342,158	1,189,628
Property and equipment:
Oil and gas properties, successful efforts method	11,667,902	11,293,650
Other property and equipment	137,497	134,524
Total property and equipment	11,805,399	11,428,174
Less accumulated depreciation, depletion and amortization	(4,620,868)	(4,244,735)
Total property and equipment, net	7,184,531	7,183,439
Other long-term assets	34,935	29,967
TOTAL ASSETS	$7,561,624	$8,403,034
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$-	$958,713
Accounts payable trade	88,233	32,761
Revenues and royalties payable	180,234	171,028
Accrued capital expenditures	64,620	69,744
Accrued interest	59,261	40,971
Accrued liabilities and other	98,747	118,815
Taxes payable	33,208	28,771
Derivative liabilities	149,420	132,525
Total current liabilities	673,723	1,553,328
Long-term debt	2,778,232	2,764,716
Asset retirement obligations	135,514	129,206
Other long-term liabilities	34,889	36,642
Total liabilities	3,622,358	4,483,892
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 225,000,000 shares authorized; 92,185,043 issued and 90,967,365 outstanding as of June 30, 2018 and 92,094,837 issued and 90,698,889 outstanding as of December 31, 2017	92	92
Additional paid-in capital	6,408,482	6,405,490
Accumulated deficit	(2,469,308)	(2,486,440)
Total equity	3,939,266	3,919,142
TOTAL LIABILITIES AND EQUITY	$7,561,624	$8,403,034

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
OPERATING REVENUES
Oil, NGL and natural gas sales	$526,403	$311,515	$1,041,486	$682,832
OPERATING EXPENSES
Lease operating expenses	89,730	86,269	182,302	176,662
Production taxes	43,306	27,066	81,144	59,122
Depreciation, depletion and amortization	199,294	220,035	387,213	460,442
Exploration and impairment	13,234	25,295	27,981	46,136
General and administrative	31,601	31,943	63,081	62,560
Derivative (gain) loss, net	103,483	(20,163)	156,147	16,414
(Gain) loss on sale of properties	(1,090)	1,024	1,486	2,298
Amortization of deferred gain on sale	(2,925)	(3,240)	(5,829)	(6,582)
Total operating expenses	476,633	368,229	893,525	817,052
INCOME (LOSS) FROM OPERATIONS	49,770	(56,714)	147,961	(134,220)
OTHER INCOME (EXPENSE)
Interest expense	(48,331)	(47,937)	(101,230)	(95,948)
Loss on extinguishment of debt	(808)	-	(31,968)	(1,540)
Interest income and other	1,489	443	2,369	1,053
Total other expense	(47,650)	(47,494)	(130,829)	(96,435)
INCOME (LOSS) BEFORE INCOME TAXES	2,120	(104,208)	17,132	(230,655)
INCOME TAX BENEFIT
Current	-	(1,316)	-	(3,206)
Deferred	-	(36,911)	-	(74,497)
Total income tax benefit	-	(38,227)	-	(77,703)
NET INCOME (LOSS)	2,120	(65,981)	17,132	(152,952)
Net loss attributable to noncontrolling interests	-	-	-	14
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$2,120	$(65,981)	$17,132	$(152,938)
INCOME (LOSS) PER COMMON SHARE (1)
Basic	$0.02	$(0.73)	$0.19	$(1.69)
Diluted	$0.02	$(0.73)	$0.19	$(1.69)
WEIGHTED AVERAGE SHARES OUTSTANDING (1)
Basic	90,940	90,684	90,916	90,668
Diluted	91,869	90,684	91,821	90,668

(1)	All share and per share amounts have been retroactively adjusted for the 2017 periods to reflect the Company’s one-for-four reverse stock split in November 2017.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to

Adjusted Net Income (Loss) Attributable to Common Shareholders

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$2,120	$(65,981)	$17,132	$(152,938)
Adjustments:
Amortization of deferred gain on sale	(2,925)	(3,240)	(5,829)	(6,582)
(Gain) loss on sale of properties	(1,090)	1,024	1,486	2,298
Impairment expense	8,260	18,943	18,310	33,646
Loss on extinguishment of debt	808	-	31,968	1,540
Total measure of derivative (gain) loss reported under U.S. GAAP	103,483	(20,163)	156,147	16,414
Total net cash settlements received (paid) on commodity derivatives during the period	(53,379)	4,588	(78,216)	6,058
Tax impact of adjustments above	-	(429)	-	(19,908)
Adjusted net income (loss) attributable to common shareholders (1)	$57,277	$(65,258)	$140,998	$(119,472)

Adjusted net income (loss) attributable to common shareholders per share, basic (2)	$0.63	$(0.72)	$1.55	$(1.32)
Adjusted net income (loss) attributable to common shareholders per share, diluted (2)	$0.62	$(0.72)	$1.54	$(1.32)

(1)

Adjusted Net Income (Loss) Attributable to Common Shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Income (Loss) Attributable to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Income (Loss) Attributable for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(2)	All per share amounts have been retroactively adjusted for the 2017 periods to reflect the Company’s one-for-four reverse stock split in November 2017.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow and

Operating Cash Flow in Excess of Capital Expenditures

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$310,413	$110,993	$543,280	$191,063
Operating cash outflow for settlement of commodity derivative contract	-	-	61,036	-
Exploration	4,974	6,352	9,671	12,490
Changes in working capital	(46,348)	22,003	(54,479)	118,384
Discretionary cash flow (1)	$269,039	$139,348	$559,508	$321,937

	Three Months Ended	Nine Months Ended
	June 30, 2018	June 30, 2018
Net cash provided by operating activities	$310,413	$829,983
Capital expenditures	(203,250)	(561,151)
Operating cash flow in excess of capital expenditures (1)	$107,163	$268,832

(1)

Discretionary cash flow and operating cash flow in excess of capital expenditures are non-GAAP measures.  Such measures are presented because management believes they provide useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Such measures should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call

The Company’s management will host a conference call with investors, analysts and other interested parties on Wednesday,  August 1, 2018 at 11:00 a.m. ET (10:00 a.m. CT, 9:00 a.m. MT) to discuss Whiting’s second quarter 2018 financial and operating results. Participants are encouraged to pre-register for the conference call by clicking on the following link:  http://dpregister.com/10122141. Callers who pre-register will be given a unique telephone number and PIN to gain immediate access on the day of the call.

Those without internet access or unable to pre-register may join the live call by dialing: (877) 328-5506 (U.S.), (866) 450-4696 (Canada) or (412) 317-5422 (International) to be connected to the call.  Presentation slides will be available at http://www.whiting.com by clicking on the “Investor Relations” box on the menu and then on the link titled "Presentations & Events."

A telephonic replay will be available beginning one to two hours after the call on Wednesday,  August 1, 2018 and continuing through Wednesday,  August 8, 2018.  You may access this replay at (877) 344-7529 (U.S.), 855-669-9658 (Canada) or (412) 317-0088 (International) and enter the pass code 10122141.  You may also access a web archive at http://www.whiting.com beginning one to two hours after the conference call.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that develops, produces, acquires and explores for crude oil, natural gas and natural gas liquids primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws, including tax reform, that could have a negative effect on the oil and gas industry; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2017.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.